FOR IMMEDIATE RELEASE

MCF Corporation Announces Financial Results for the
Third Quarter Ended September 30, 2007

SAN FRANCISCO - November 6, 2007 - MCF Corporation (AMEX: MEM) today released earnings for the third quarter 2007.

Financial Highlights: Third Quarter

-	Net income was $188,000, or $0.01 per diluted share, marking the third consecutive quarter of profitability for MCF Corporation.
-	Total revenue was $17.66 million, a 138% increase over the third quarter of 2006.
-	Revenue by type for the third quarter 2007 was as follows:
-	Commission revenue was $7.9 million, an 18% increase over the third quarter 2006.

-	Investment banking revenue was $5.6 million, a 205% increase over the third quarter 2006.

-	Principal transactions revenue was $2.5 million, vs. a loss of $1.1 million in the third quarter 2006.

-	Primary research revenue was $1.2 million, reflecting continued contribution from Panel Intelligence, LLC, which MCF acquired in April 2007.

-	Compensation and benefits expense was $12.1 million, representing 68% of total revenue. In the third quarter 2006, compensation and benefits was $8.5 million, or 115% of total revenue.
Financial Highlights: Nine Months Ended

-	Combined net income for the past three quarters was $2.58 million, or $0.21 per diluted share.
-	Total revenue year-to-date was $52.4 million, a 55% increase over the same nine-month period last year.

“This was a very challenging period for many financial institutions. We are pleased to report our third consecutive quarter of profitability and rapid growth - ahead of analyst expectations,” stated Jon Merriman, chief executive officer of MCF Corporation. “We have proven our ability to focus on our longer term plan, while constantly seeking ways to improve near-term stockholder value through greater recurring revenue streams and a commitment to managing costs. Revenue for the first 9 months of 2007 has grown by 55% over the first 9 months of 2006, while our expenses grew at only 21% over that same period.”

Other Highlights Since Second Quarter

-
As announced earlier today in a separate release, John M. Thompson has been appointed as the new non-executive chairman of the board of directors. This is a positive step forward for the firm’s corporate governance, and it will allow Jon Merriman to better focus on his growing responsibilities as the firm’s leader and as a revenue generator.

-	Brock Ganeles was promoted from director of equities to head of institutional securities, a new position where he will oversee all investment banking, sales and trading activities.
-	Panel Intelligence™, LLC, launched its new Clean Technology (“CleanTech”) research practice and hired industry veteran David Kurzman to head the new group.
-
In the third quarter of 2007, the firm completed nine investment banking transactions, compared with four during the third quarter of 2006. The average fee size of these transactions for the third quarter of 2007 was roughly $625,000 vs. $460,000 average fee during the same period last year.

-	The firm’s involvement with the OTCQX continues to progress. Over the last nine months the firm advised five clients with regard to the OTCQX, and two clients have listed on the platform.
-	The fourth annual Merriman Curhan Ford & Co. Investor Summit was held in San Francisco. More than 120 companies presented and 1,200 institutional investors attended.
Merriman continued: “Our highly motivated, talented team is critical to the success of helping clients find new growth opportunities. We exited the third quarter with a very robust investment banking pipeline, and many transactions have already closed in October and November.”

Conference Call for the Third Quarter 2007 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s third quarter 2007 results with investors and financial analysts tomorrow, Wednesday, November 7, 2007 at 8:00 AM (PT) / 11:00 AM (ET). Interested listeners and participants may access the live conference call by dialing 800-240-4186 or may access the live Web broadcast at www.mcfco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX:MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on November 6, 2007. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on November 6, 2007, together with this press release and the financial information contained herein, is available on our Web site by going to www.mcfco.com and clicking on “Investor Relations.”

* * *

At the Company: John D. Hiestand Chief Financial Officer (415) 248-5640 jhiestand@merrimanco.com	Investor Contact: John Baldissera BPC Financial Marketing (800) 368-1217	Media Contact: Shawn Simmons Mandelbaum & Morgan (310) 785-0810 shawn@mandelbaummorgan.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Nine Months Ended
		September 30, 2007	September 30, 2006		September 30, 2007	September 30, 2006
Revenue:
Commissions		$7,923,963	$6,700,416		$22,807,243	$23,344,124
Principal transactions		2,478,297	(1,148,313)		10,804,073	(1,480,963)
Investment banking		5,616,491	1,839,288		15,480,518	11,750,176
Primary research		1,165,428	─		2,116,490	─
Advisory and other fees		476,015	35,099		1,147,363	238,321
Total revenue		17,660,194	7,426,490		52,355,687	33,851,658
Operating expenses:
Compensation and benefits		12,096,131	8,534,218		35,673,505	29,987,310
Brokerage and clearing fees		627,223	598,644		1,921,920	1,987,504
Cost of primary research services		555,185	─		950,403	─
Professional services		518,045	567,535		1,603,163	1,850,916
Occupancy and equipment		499,459	406,047		1,395,048	1,195,202
Communications and technology		921,853	800,061		2,618,799	2,123,963
Depreciation and amortization		193,284	156,760		556,332	467,870
Amortization of intangible assets		264,771	─		485,414	─
Travel and entertainment		635,353	611,712		1,789,971	1,960,304
Other		1,277,519	1,042,738		2,993,878	1,578,024
Total operating expenses		17,588,823	12,717,715		49,988,433	41,151,093
Operating income (loss)		71,371	(5,291,225)		2,367,254	(7,299,435)
Interest income		132,965	117,945		362,919	367,711
Interest expense		(15,876)	134,895		(97,087)	(408,002)
Income (loss) from continuing operations before taxes		188,460	(5,038,385)		2,633,089	(7,339,726)
Income tax expense		─	─		(55,000)	─
Income (loss) from continuing operations		188,460	(5,038,385)		2,578,089	(7,339,726)
Loss from discontinued operations		─	(70,666)		─	(178,868)
Net income (loss)		$188,460	$(5,109,051)		$2,578,089	$(7,518,594)

Basic net income (loss) per share:
Income (loss) from continuing operations		$0.02	$(0.50)		$0.23	$(0.74)
Loss from discontinued operations	$	─	$(0.01)	$	─	$(0.02)
Net income (loss)		$0.02	$(0.51)		$0.23	$(0.76)

Diluted net income (loss) per share:
Income (loss) from continuing operations		$0.01	$(0.05)		$0.21	$(0.74)
Loss from discontinued operations	$	─	$(0.01)	$	─	$(0.02)
Net income (loss)		$0.01	$(0.51)		$0.21	$(0.76)

Weighted average common shares outstanding:
Basic		11,999,656	10,151,922		11,337,346	9,906,672
Diluted		13,139,384	10,151,922		12,499,544	9,906,672

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

ASSETS	September 30, 2007	December 31, 2006

Cash and cash equivalents	$12,470,717	$13,746,590
Securities owned:
Marketable, at fair value	14,661,068	7,492,914
Not readily marketable, at estimated fair value	4,040,665	1,489,142
Restricted cash	688,011	629,427
Due from clearing broker	1,134,440	551,831
Accounts receivable, net	2,421,026	2,715,271
Equipment and fixtures, net	1,368,286	1,586,630
Intangible assets	2,214,586	314,963
Goodwill	3,153,219	─
Prepaid expenses and other assets	2,022,405	1,971,445
Total assets	$44,174,423	$30,498,213
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,871,033	$1,121,623
Commissions and bonus payable	7,900,581	7,711,805
Accrued expenses	3,469,821	2,285,670
Due to clearing and other brokers	16,733	11,114
Securities sold, not yet purchased	2,476,071	1,534,953
Capital lease obligation	850,034	1,292,378
Convertible notes payable, net	194,831	187,079
Notes payable	66,187	138,571
Total liabilities	16,845,291	14,283,193
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series A--$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of
    September 30, 2007 and December 31, 2006, respectively; aggregate liquidation preference of $0
	─	─
Preferred stock, Series B--$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of September 30, 2007 and December 31, 2006; aggregate liquidation preference of $0
	─	─
Preferred stock, Series C--$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of September 30, 2007 and December 31, 2006; aggregate liquidation preference of $0
	─	─
Common stock, $0.0001 par value; 300,000,000 shares authorized; 12,249,520 and 10,602,720 shares issued and 12,223,082 and 10,602,720 shares outstanding as of September 30, 2007 and December 31, 2006, respectively	1,226	1,061
Additional paid-in capital	123,278,319	114,616,848
Treasury stock	(125,613)	--
Accumulated deficit	(95,824,800)	(98,402,889)
Total stockholders' equity	27,329,132	16,215,020
Total liabilities and stockholders' equity	$44,174,423	$30,498,213